UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015

CONNECTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36778	58-2488736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

18500 West Corporate Drive, Suite 250

Brookfield, WI 53045

(Address of principal executive offices, including zip code)

(262) 432-8282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

On November 5, 2015, Connecture, Inc. and its wholly-owned subsidiary, DestinationRx, Inc., (the “Company”) entered into an Amendment No. 8 to Second Lien Term Loan Agreement (the “THL Note Amendment”) with THL Corporate Finance, Inc., as administrative agent for the lenders named therein. The THL Note Amendment amended the Company’s Second Lien Term Loan Agreement, dated March 18, 2013, as amended, to (i) decrease the minimum liquidity covenant to $6.75 million, (ii) decrease the Base Rate Margin from a fixed rate of 10.00% to a variable rate of 9.00% or 10.00%, dependent on actual quarterly Adjusted Total Leverage Ratio (as defined in the THL Note Amendment), and (iii) decrease the LIBOR Rate Margin from a fixed rate of 11.00% to a variable rate of 10.00% or 11.00%, dependent on actual quarterly Adjusted Total Leverage Ratio (as defined in the THL Note Amendment).

On November 10, 2015, the Company entered into an Amendment No. 10 to Credit Agreement (the “Credit Facility Amendment”) with Wells Fargo Bank, National Association, as administrative agent for the lenders named therein. The Credit Facility Amendment amended the Company’s Credit Agreement, dated January 15, 2013, as amended, to decrease the minimum liquidity covenant to $7.5 million.

The THL Note Amendment and the Credit Facility Amendment are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the THL Note Amendment and the Credit Facility Amendment are a summary and are qualified in their entirety by the respective terms of the THL Note Amendment and the Credit Facility Amendment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 8 to Second Lien Term Loan Agreement, dated November 5, 2015, by and among THL Corporate Finance, Inc., as administrative agent for the lenders named therein, and the Company.

10.2	Amendment No. 10 to Credit Agreement, dated November 10, 2015, by and among Wells Fargo Bank, National Association, as administrative agent for the lenders named therein, and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTURE, INC.

Date: November 10, 2015	/s/ James P. Purko
James P. Purko
Chief Financial Officer